Exhibit 10.10

LOAN AGREEMENT

$1,500,000.00	Date: March 15th, 2021

For value received, the undersigned Focus Universal, Inc., a Nevada corporation("Borrower"), promises to pay to the order of Golden Sunrise Investment LLC ("Lender"), at 22443 Ridge Line Rd Diamond Bar CA 91765 (or at such other place as the Lender may designate in writing), and Lender agrees to lend to the Borrower, the sum of One Million Five Hundred Thousand dollars ($1,500,000.00) with interest thereon from the date the loan is funded, on the unpaid principal at the rate of 10% per annul fixed until the date it is due.

I. TERMS OF REPAYMENT

A. Payments

Upon Borrower signing this Loan Agreement, Borrower shall pay Lender: (a) the sum of $15,000, which represents an Arrangement Fee of 1% of the loan amount,

The principal and accrued interest of the loan shall be payable in full on March, 15 2022, or six months from the date of the loan is funded, whichever is later (the "Due Date").

Unpaid principal after the Due Date or after any default by Borrower as described below shall accrue interest at a rate of 12% per annul fixed until paid.

In addition, Borrower will pay for: (a) the ALTA Loan title insurance issued by First American Title for the benefit of the Lender, (b) all recording fees and service fees related to the recording of any document to protect Lender's security with regards to the properties in the States of California, (c) all escrow fee and escrow related fee

B. Application of Payments

All interest payments on this Loan Agreement shall be applied on the 1st day of each month.

II. SECURITY

This Loan Agreement shall be secured by a Deed of Trust on the real property owned by the Borrower ("Secured Property") commonly known as:

2311 E Locust Ct., Ontario, CA, 91761 Parcel #0113-396-09-0000, Parcel Map 12035, Parcel 5 in San Bernardino County,

III. GUARANTEES

Any and all of Borrower's obligations under this Loan Agreement and any other related agreements shall be further guaranteed by Focus Universal, Inc., a Nevada corporation (company) pursuant to their company Guarantee Agreements.

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IV. PREPAYMENT

The Borrower reserves the right to prepay this Loan Agreement (in whole or in part) after 6 months of the first day with no prepayment penalty. The Borrower may make, at Borrower's sole discretion, payments of interest only, or interest and principal, provided that the principal is not paid in full prior to six months from the date the loan is funded.

V. COLLECTION COSTS

If any action or proceeding is commenced that would materially affect Lender's interest in the Secured Property or if Borrower fails to comply with any provision of this Agreement, including but not limited to Borrower's failure to pay when due any amounts Borrower is required to pay under this Agreement, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Secured Property and paying all costs for insuring, maintaining and preserving the Secured Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

VI.  DEFAULT

If any of the following events of default occur, this Loan Agreement and any other obligations of the Borrower to the Lender, shall become immediately due, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation or dissolution of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a material misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit;

8) the sale of the Borrower;

9) Any default in the deed of trust securing this loan, or judicial or non-judicial foreclosure proceedings against the Secured Property;

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10) Any sale, transfer, assignment, or any other disposition of title to the Secured Property;

11) Any of the Undertakings or representations is deemed incorrect when made or failed to be made;

12) Other than Permitted Liens, Borrower has or shall have entered into or granted any security agreement, or permitted the filing or attachment of any security interest on or affecting any of the Secured Property directly or indirectly securing repayment of Borrower's obligations under this Loan Agreement and Note that would be prior or that may in any way be superior to Lender's security interest and rights in and to such Secured Property. Permitted Liens shall mean (1) liens and security interest securing indebtedness owed by Borrower to Lender (2) liens for taxes, assessment, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interest upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement (5) liens and security interest which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing;

VII. UNDERTAKINGS

Borrower agrees to the following without limitation:

1. To maintain the Secured Properties in good order and operating conditions and in compliance with any applicable building codes and ordinances; and

2. To notify Lender immediately of any insurance claims in any amount over $10,000 per claim or $20,000 cumulative claims over a 3-month period on any Secured Property.

3. To maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverage and with insurance companies acceptable to Lender. Borrower will deliver to Lender from time to time the policies or certificate of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least 30 day prior written notice to Lender.

VIII. TAXES AND DEDUCTIONS

All payments due under any operative documents related with this Loan Agreement shall be made free and clear of any deduction for any present or future taxes, set off, counterclaims, withholdings, levies, charges, duties or any other taxes imposed by local governments. The loan documents will include the customary provisions and carve-outs in respect of taxes deducted or withheld from payments so that the net amount received by Lender shall be the same as if such taxes deducted or withheld from payment would not have existed.

I. INDEMNIFICATION OF LENDER:

The Borrower hereby indemnifies and holds harmless the Lender from and against any and all liabilities, losses, increased cost, charges, penalties, costs or claims arising out of, or damages caused as a consequence of the ownership, financing, operation, possession, use and/or maintenance of any Secured Property during the Loan Term, the transactions contemplated hereby and other customary matters (including to third parties), except to the extent caused by the Lender's gross negligence or willful misconduct.

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X. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Loan Agreement are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

Xl. NOT A CONSUMER LOAN

Borrower hereby represents, warrants and affirms that Borrower intends to use and will use the funds lent by the Lender pursuant to this Loan Agreement only for investment purposes. No proceeds of the loan will in any way be used for personal, family, or household purposes. Borrower further represents that, to the extent it may be later alleged that the Loan is a consumer credit transaction and/or that certain consumer disclosures and protections should have been given to Borrower, Borrower waives and relinquishes any right to such disclosures and protections.

XII. MISCELLANEOUS

All payments of principal and interest on this Loan Agreement shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Loan Agreement.

No delay in enforcing any right of the Lender under this Loan Agreement, or assignment by Lender of this Loan Agreement, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Loan Agreement without notice being given to Borrower. All rights of the Lender under this Loan Agreement are cumulative and may be exercised concurrently or consecutively at the Lender's option.

Choice of Venue: If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Bernardino County, State of California

Waiver Jury: To the extent permitted by applicable law, all parties to this Agreement waive the right to any jury trial in any action, proceeding, or counter claim brought by any party against the other party.

This Loan Agreement may not be amended without the written approval of the Borrower and the Lender.

XIII. GOVERNING LAW

This Loan Agreement shall be construed in accordance with the laws of the State of California.

XIV. SIGNATURES

This Loan Agreement shall be signed by Mr. Wang Desheng, on behalf of Borrower and Betty Qi as the Lender

Borrower represents that the person signing this Loan Agreement on behalf of Focus Universal, Inc. has full authority to bind the company to this Loan Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 17 day of March, 2001, at Ontario, CA

Borrower:

Focus Universal, Inc., a Nevada corporation

By: /s/ Desheng Wang

Desheng Wang, as company CEO

Lender:

Golden Sunrise Investment LLC, a California limited liability Company

By: /s/ Betty Qi

Betty Qi, as company manager

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